UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 NW Everett St. Portland, Oregon	97210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed to amend and restate the Form 8-K to correct an error in Item 1.01 (and incorporated into reference of Item 3.02) of the Current Report on Form 8-K filed by Semler Scientific, Inc. on January 20, 2016 with respect to the number of shares subject to the warrant attached as Exhibit 10.2 to that Form 8-K. The number of such shares is 114,286 as reflected in Exhibit 10.2, not 114,268 as previously erroneously reported.

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2016, Semler Scientific, Inc. (the “Company”) issued a $1.0 million promissory note to the Chang Family Trust, the family trust of one of its significant stockholders, William H.C. Chang. The note bears simple interest at a rate of 10% per annum and matures in two years, with all interest payable at maturity. The Company may prepay the note at any time prior to maturity without penalty. The note must be repaid prior to maturity in the event of default, and the company agreed not to incur additional indebtedness in excess of $50,000 without the lender’s prior consent, which is not to be unreasonably withheld.

In connection therewith, the Company issued the Chang Family Trust a two-year warrant to purchase 114,286 shares of its common stock at an exercise price of $1.75 per share. The warrant may not be exercised, however, absent receipt of stockholder approval, if after such exercise the holder would be the beneficial owner of more than 19.99% of the Company’s common stock.

The foregoing description the note and warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of such documents, which are attached hereto as Exhibits 10.1 and 10.2 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02.

In addition, on December 29, 2015, in a private placement, the Company issued and sold an aggregate of 140,000 shares of its common stock at a purchase price of $2.67 per share and a two-year warrant to purchase an additional 28,000 shares of its common stock at an exercise price of $1.75 per share to an accredited investor. Although currently exercisable, the warrant may not be exercised if after such exercise, the accredited investor would be the beneficial owner of more than 9.99% of the Company’s common stock.

The Company relied on exemptions from registration contained in Section 4(a)(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of the shares of its common stock and warrants.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated as of January 15, 2016, by and between the Company and the Chang Family Trust (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on January 20, 2016).
10.2	Form of Warrant, dated January 15, 2016, by and between the Company and the Chang Family Trust (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on January 20, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian
Title: Chief Executive Officer

Date: January 25, 2016